Exhibit 99.2
SPECIAL MEETING OF STOCKHOLDERS OF
March 6, 2006
10:00 a.m.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Please date, sign and mail
your proxy card in the envelope
provided as soon as possible.
Please Detach and Mail in the Envelope Provided
THE BOARD OF DIRECTORS OF OPTICARE HEALTH SYSTEMS, INC. (THE “COMPANY”) RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

☑ PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

1.	To adopt and approve the Agreement and Plan of Merger, dated as of August 22, 2005, as amended, by and among the Company, OptiCare Merger Sub, Inc., a Delaware corporation, Refac, a Delaware corporation, and solely with respect to certain sections, each of Dr. Dean J. Yimoyines, Linda Yimoyines and Palisade Concentrated Equity Partnership, L.P., a Delaware limited partnership.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	For the transaction of such other business as may properly come before the meeting and at any adjustment or adjournments thereof.

Receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL (1). THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

Dated:

Signature(s):

Signature(s):

PLEASE SIGN NAME(S), EXACTLY AS SHOWN ABOVE. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR OR GUARDIAN, GIVE FULL TITLE AS SUCH. WHEN SHARES HAVE BEEN ISSUED IN THE NAMES OF TWO OR MORE PERSONS, ALL SHOULD SIGN.

o FOLD AND DETACH HERE o

OPTICARE HEALTH SYSTEMS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS ON MARCH 6, 2006
     The undersigned, revoking all proxies heretofore given, hereby appoints DEAN J. YIMOYINES, and DENNISON T. VERU, or any of them, with the power of substitution, proxies for the undersigned to vote at the Special Meeting of Stockholders of OptiCare (the “Company”) to be held at Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 on Monday, March 6, 2006 at 10:00 a.m. Eastern time and at any adjournments thereof, according to the votes the undersigned might cast with all the powers the undersigned would possess if personally present, for the following proposals proposed by management of the Company.
IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL (1). THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.
(Continued and to be signed on the reverse side)

o FOLD AND DETACH HERE o